                                                                    EXHIBIT 10.3

                         COMMUNITY NATIONAL CORPORATION
                           DEFERRED COMPENSATION PLAN


     The Board of Directors of Community National Corporation has adopted this Deferred Compensation Plan, effective _________, 1997. This Plan has been adopted in order to attract, retain, and motivate Directors and Employees, and to encourage the long-term financial success of the Company.

                                   ARTICLE I
                                  Definitions
                                  -----------

     The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

     "Account" shall mean a bookkeeping account maintained by the Company in the name of the Participant.

     "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as the terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Bank" shall mean Lexington First Federal Savings Bank.

     "Beneficiary" shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant's Benefits. A Participant's election of a Beneficiary shall be made on the Distribution Election Form, shall be revocable by the Participant during his or her lifetime, and shall be effective only upon its delivery to, and acceptance by, an executive officer of the Company, which acceptance shall be presumed unless, within ten business days of delivery of the Participant's election, the executive officer provides the Participant with a written notice detailing the reasons for its rejection. In the absence of a valid election, a Participant's Beneficiary shall be his or her estate.

     "Benefits" shall mean, collectively, the benefits payable under Articles II and III of the Plan.

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" shall mean an event of a nature that: (I) would be required to be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"); or (II) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof; or
(III) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing twenty percent (20%) or more of the combined voting power of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board of the Bank or the board of directors of the Company on the date hereof ("Incumbent Board") cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to the
                  --------
date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) the occurrence of a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or the Company is not the resulting entity.

     "Company" shall mean Community National Corporation, and any successor to its interest.

     "Deferral Election Form" shall mean the form attached as Exhibit "A".

     "Director" shall mean a member of the Company's Board.

     "Distribution Election Form" shall mean the form attached hereto as Exhibit "B".

     "Effective Date" shall mean the date on which the Plan first becomes effective, as referenced in the opening paragraph of this document.

     "Employee" shall mean anyone whom the Company or an Affiliate treats as an employee for employment tax purposes.

     "Investment Election Form" shall mean the form attached as Exhibit "C".

     "Participant" shall mean any Director, the Bank's President (Howard Tignor), and any other eligible Employee whom the Board selects. An Employee shall be eligible for Plan participation only if the Employee is a member of a select group of the Company's or the Bank's management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Plan" shall mean this Community National Corporation Deferred Compensation Plan.

     "Trust Agreement" shall mean that agreement entered into pursuant to the terms hereof between the Company and the Trustee, and "Trust" means the trust created thereunder.

     "Trustee" shall mean that person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan assets for the purposes set forth herein.

     "Years of Service" shall mean a calendar year after 1996 at the end of which a Participant continues to be a Director or Employee.


                                  ARTICLE II
                              Credits to Accounts
                              -------------------

      Deferred Compensation Annual Credits.    Through completion of a Deferral
Election Form before each calendar year begins, Directors may elect to defer receipt of any portion of fees received from the Bank or the Company, and participating Employees may elect to defer up to 25% of their income that would otherwise become payable in cash from the Company or the Bank during the calendar year. At the end of each calendar year, the Company will credit each Participant's Account with the amounts deferred.

     Credits to Mr. Tignor's Account. On the Effective Date, Mr. Tignor's Account shall be credited in the amount of $207,730. Notwithstanding any provision of this Plan to the contrary, if following the Effective Date, Mr. Tignor's employment is terminated without just cause at a time when a validly executed employment agreement is not in force between Mr. Tignor and the Bank or the Company, his Account shall be immediately credited with $100,000, which amount shall be fully vested at such time.

     Investment Return. Until distributed in accordance with the terms of the Plan, each Participant's Account shall be credited at the end of each calendar year with a rate of return, on any amounts previously credited, equal to the Participant's choice, on an Investment Election Form, between the dividend-adjusted rate of return on the Company's common stock and the Bank's highest annual rate of interest on certificates of deposit having a one-year term. Notwithstanding the foregoing, beginning with the fiscal year following a Participant's termination of service, the Participant's Account will receive an investment return measured by the Participant's choice between up to two different mutual funds (or other investment choices determined by the Board).

        Short-swing Profit Rule. If a Participant elects to have his or her deferred amounts invested in the Company's common stock fund, the effectiveness of any investment election that the Participant makes shall be deferred until the next following date on which said election would not result in an "opposite way" transaction for purposes of SEC Rule 16b-3. For purposes of this paragraph, an "opposite way" transaction shall be defined as an election that affects a "sale" of the Company's common stock by a Participant within six months of an election that affects a "purchase" (and vice versa), whether under this Plan or another plan maintained by the Company or the Bank. This six-month "opposite way" rule will not apply, however, if the Participant elects to receive a distribution in connection with his or her death or termination of employment.

     Vesting. Any amounts credited to Participants' Accounts shall be fully vested at all times, except the credit of $207,730 to Mr. Tignor's account on the Effective Date shall vest as follows: (i) $100,000 will vest at the rate of 10% for each Year of Service by Mr. Tignor, and (ii) the remaining $107,730 will be 50% vested on the Effective Date and vest at the rate of 25% per Year of Service by Mr. Tignor, provided that any unvested portion of such $107,730 will become fully vested if Mr. Tignor is terminated without "just cause" whether or not in connection with a Change in Control. In no event, however, will Mr. Tignor's vested interest ever exceed 100%.

                                  ARTICLE III
                   Distribution from Accounts; Election Forms
                   ------------------------------------------

     General Rule. Account balances shall be paid, in cash, in five equal annual installments beginning during the first quarter of the calendar year which next follows the calendar year in which the Participant ceases to be a Director for any reason, with subsequent payments being made by the last day of the first quarter of each subsequent calendar year, until the Participant has collected the entire value of his Account. Notwithstanding the foregoing: (i) a Participant may elect on his Distribution Election Form to have his Account paid in a single lump sum distribution, or in annual payments over a period of ten years or less, and (ii) to the extent required under federal banking law, the amounts otherwise payable to a Participant shall be reduced to the extent that on the date of a Participant's termination of employment, either (A) the present value of his Benefits exceeds the limitations that are set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision, as in effect on the Effective Date, or (B) such reduction is necessary to avoid subjecting the Bank to liability under Section 280G of the Internal Revenue Code of 1986, as amended.

     Elections. In order to be effective with respect to the timing of Benefit distributions, the Participant's Distribution Election Form must be submitted more than one year before the date on which the Participant's service as a Director or Employee terminates for any reason. Distribution elections made pursuant to this Article III shall become irrevocable one year before the Participant first becomes entitled to receive a distribution pursuant to this
Article III. Nevertheless, beneficiary designations made pursuant to the Participant's executed Distribution Election Form shall be revocable during the Participant's lifetime and the Participant may, by submitting an effective superseding Distribution Election Form at any time and from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary.

     Death Benefits. If a Participant dies before receiving all Benefits payable pursuant to the preceding paragraph, then the remaining balance of the Participant's Account shall be distributed in a lump sum to the Participant's designated Beneficiary (or estate, in the absence of a validly named or living Beneficiary) not later than the first day of the second month following the date of the Participant's death; provided that a Participant may specify on the Distribution Election Form a distribution period that effectuates the annual installment payments selected by the Participant (with payments made as though the Participant survived to collect all benefits, and retired on the date of his death if payments had not previously begun).

                                   ARTICLE IV
                               Source of Benefits
                               ------------------

     General Rule. Benefits shall constitute an unfunded, unsecured promise by the Company to provide such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Company, and no person shall, by virtue of this Plan, have any interest in such assets (other than as an unsecured creditor of the Company). For any fiscal year during which a Trust is maintained, (i) the Trustee shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such Trust assets shall be invested, and (ii) the Board shall, as soon as practicable after the end of each fiscal year of the Company, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the time for making such payments

     Change in Control. In the event of a Change in Control, the Company shall contribute to the Trust an amount sufficient to provide the Trust with assets having an overall value equivalent to the value of the aggregate Account balances under the Plan.

                                   ARTICLE V
                                   Assignment
                                   ----------

     Except as otherwise provided by this Plan, it is agreed that neither the Participant nor his Beneficiary nor any other person or persons shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nontransferable.

                                   ARTICLE VI
                            No Retention of Services
                            ------------------------

     The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Company to a Participant, whether in the form of fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Company or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant.

                                  ARTICLE VII
                              Rights of Directors;
                              --------------------
                  Termination or Suspension under Federal Law
                  -------------------------------------------

     The rights of the Participants under this Plan and of their Beneficiaries (if any) shall be solely those of unsecured creditors of the Company. If the Participant is removed and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or
(g)(1)), all obligations of the Company under this Plan shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected. If the Company is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Plan shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

     All obligations under this Plan shall terminate, except to the extent that continuation of this Plan is necessary for the continued operation of the
Company: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his designee, at the time that the Director of the OTS, or his designee approves a supervisory merger to resolve problems related to operation of the Company or when the Company is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

     If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Participant from participating in the conduct of the Company's affairs, the Company's obligations under this Plan shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                                  ARTICLE VIII
                                 Reorganization
                                 --------------

     The Company agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Company herein set forth. The Company further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

                                   ARTICLE IX
                           Amendment and Termination
                           -------------------------

     The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any vested rights of the Participant under the Plan.

                                   ARTICLE X
                                   State Law
                                   ---------

     This Plan shall be construed and governed in all respects under and by the laws of the State of Tennessee, except to the extent preempted by federal law. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                   ARTICLE XI
                                Headings; Gender
                                ----------------

     Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender includes the feminine.


                                  ARTICLE XII
                           Interpretation of the Plan
                           --------------------------

     The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Board shall be conclusive and binding on all affected parties (unless such decisions are arbitrary and capricious).


                                  ARTICLE XIII
                                   Legal Fees
                                   ----------

     In the event any dispute shall arise between a Participant and the Company as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action taken by a Participant to enforce the terms of this Plan or in defending against any action taken by the Company, the Company shall reimburse the Participant for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions; provided that the Participant shall return such amounts to the Company if he fails to obtain a final judgment by a court of competent jurisdiction or obtain a settlement of such dispute, proceedings, or actions substantially in his favor. Such reimbursements to a Participant shall be paid within 10 days of the Participant furnishing to the Company written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Participant. Any such request for reimbursement by a Participant shall be made no more frequently than at 30 day intervals.


                                  ARTICLE XIV
                                Duration of Plan
                                ----------------

     Unless terminated earlier in accordance with Article IX, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.

                                                                     Exhibit "A"

                         COMMUNITY NATIONAL CORPORATION
                           DEFERRED COMPENSATION PLAN

                        -------------------------------

                             Deferral Election Form

                        -------------------------------


     AGREEMENT, made this __ day of _______, 199_, by and between _____________ (the "Participant"), and Community National Corporation (the "Company").

     WHEREAS, the Company has established the Community National Corporation Deferred Compensation Plan (the "Plan"), and the Participant is eligible to participate in said Plan;

     NOW THEREFORE, it is mutually agreed as follows:

     1. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to defer the receipt of --

     [_]   ______% of the Participant's compensation.

     [_] _______% of any fees that the Participant receives for services as a director _______ of the Company, and/or of __________ the Bank.

     2. This election will take effect as soon as practicable hereafter, unless the Participant checks this space _________ thereby designating the next January 1st as this election's effective date.

     3. This election will continue in force until December 31st of the calendar year in which it becomes effective, and thereafter until either revoked
                                                                  ------
by the Participant in a writing sent to the Company or until the Participant
                                                    --
ceases service with the Bank or Company, or until the Plan is terminated by
                                         --
appropriate corporate action, whichever shall first occur.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:                          PARTICIPANT


-------------------------------        ----------------------------------------

Witnessed by:                          COMMUNITY NATIONAL CORPORATION

                                       By
-------------------------------          --------------------------------------
                                         Its
                                            -----------------------------------

                                                                     Exhibit "B"

                         COMMUNITY NATIONAL CORPORATION
                           DEFERRED COMPENSATION PLAN

                        -------------------------------

                           Distribution Election Form

                        -------------------------------

    AGREEMENT, made this ____ day of ________, 19__, by and between the undersigned participant (the "Participant") in the Community National Corporation Deferred Compensation Plan (the "Plan"), and Community National Corporation (the "Company") with respect to distribution of the Participant's benefits under the Plan.

    NOW THEREFORE, it is mutually agreed as follows:

    1.  Form of Payment.  The Participant, by the execution hereof, agrees to
        ---------------
participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to have his or her Account distributed as follows:

        [_]  one lump sum payment.

        [_] substantially equal annual payments over a period of _____ years (no more than 10).

    The Participant must make this election at least one year before terminating his or her service in order for it to be valid and supersede a prior election. In the absence of a valid election, the payout will be made in five annual installments.

    2. In the event of the Participant's death, his or her Account shall be distributed --

        [_]  in one lump sum payment.

        [_] in accordance with the payment schedule selected in paragraph 1 hereof (with payments made as though the Participant survived to collect all benefits, and as though the Participant terminated service on the date of his or her death, if payments had not already begun).

    3.  Designation of Beneficiary. In the event of the Participant's death
        --------------------------
before he or she has collected all of the benefits payable under the Plan, the Participant hereby directs that any survivorship benefits payable under Article III of the Plan be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 3 in the manner elected pursuant to paragraph 2 above:

Deferred Compensation Plan
Distribution Election Form
Page 2

    a.  Primary Beneficiary. The Participant hereby designates the person(s)
        -------------------
named below to be his or her primary beneficiary and to receive the balance of any unpaid benefits under the Plan.

   =======================================================================
          Name of               Mailing Address            Percentage of
    Primary Beneficiary                                    Death Benefit
   -----------------------------------------------------------------------

                                                                 %
   -----------------------------------------------------------------------

                                                                 %
   =======================================================================

    b. Contingent Beneficiary.  In the event that the primary beneficiary or
       ----------------------
beneficiaries named above are not living at the time of the Participant's death, the Participant hereby designates the following person(s) to be his or her contingent beneficiary for purposes of the Plan:

   =======================================================================
          Name of               Mailing Address            Percentage of
    Contingent Beneficiary                                 Death Benefit
   -----------------------------------------------------------------------

                                                                 %
   -----------------------------------------------------------------------

                                                                 %
   =======================================================================


     4.   Effect of Election.  The elections made in section 1 hereof shall
          ------------------
become irrevocable one year prior to the Participant's termination of service as a Director or Employee. The Participant may, by submitting an effective superseding Distribution Election Form at any time and from time to time, prospectively change the Beneficiary designation and the manner of payment to a Beneficiary. Such elections shall, however, become irrevocable upon the Participant's death.

     5.   Mutual Commitments.  The Company agrees to make payment of all amounts
          ------------------
due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein. The Participant agrees to be bound by the terms of the Plan, as in effect on the date hereof or properly amended hereafter.

Deferred Compensation Plan
Distribution Election Form
Page 3

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:                          PARTICIPANT

--------------------------             -------------------------------------
                                       Participant


Witnessed by:                          COMPANY

                                       COMMUNITY NATIONAL CORPORATION
--------------------------

                                       By
                                         -----------------------------------
                                         Its
                                            ----------------------------

                                                                     Exhibit "C"

                         COMMUNITY NATIONAL CORPORATION
                           DEFERRED COMPENSATION PLAN

                        -------------------------------

                            Investment Election Form

                        -------------------------------

    WHEREAS, Community National Corporation (the "Company") has established the Community National Corporation Deferred Compensation Plan (the "Plan"), and the undersigned participant therein is eligible to make an investment election pursuant to Article II of said Plan;

    NOW THEREFORE, the Participant hereby elects as follows:

    1. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and in accordance therewith, directs that any amounts credited to the Participant's account under the Plan will appreciate or depreciate from the effective date hereof, until the Participant terminates service as an Employee or Director, as though they were invested as follows:

        ___% in a fund having the highest interest rate which Lexington First Federal Savings Bank pays on certificates of deposit having a term of one year.

        ___% in a fund having an investment return equal to the dividend-adjusted rate of return on the Company's common stock.

    2. The investment election made in the prior paragraph shall be effective on the first day of the next following calendar year, and shall remain in effect until the December 31st that immediately follows the Company's receipt of a properly executed superseding investment election by the Participant.

    IN WITNESS WHEREOF, the Participant has executed this form on the ___ day of _________ 19___.

Witnessed by:                              PARTICIPANT


---------------------------                ------------------------------